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                                                                     EXHIBIT 5.1


FORD MOTOR CREDIT COMPANY
Hurley D. Smith
Secretary and Corporate Counsel
One American Road
Dearborn, Michigan 48126-6044

                                                   December 11, 2000


Ford Credit Auto Receivables Two, Inc.
One American Road
Dearborn, Michigan 48126

Ford Motor Credit Company
One American Road
Dearborn, Michigan 48126

Ford Credit Auto Receivables Two L.P.
One American Road
Dearborn, Michigan 48126

                           Re:  Registration Statement Form S-3
                                Relating to Ford Credit Auto Owner Trusts (the "Registration Statement")


Dear Sirs:

     The undersigned, Hurley D. Smith, Corporate Counsel of Ford Credit Auto Receivables Two, Inc. ("FCAR"), Ford Credit Auto Receivables Two L.P. ("Seller") and Ford Motor Credit Company ("Ford Credit") has acted as counsel for FCAR, Seller and Ford Credit in connection with the Registration Statement, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by various trusts (each a "Trust") to be formed pursuant to an Amended and Restated Trust Agreement ("Trust Agreement") to be entered into between the Seller and the Owner Trustee (the "Owner Trustee") of Asset Backed Securities consisting of Notes and Certificates. Any Asset Backed Securities consisting of Notes are to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Trust and the Indenture Trustee designated therein (the "Indenture Trustee").

     In that connection, I have examined, or caused to be examined, originals or copies certified to my satisfaction, of such documents, corporate and partnership records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of the opinion that the Asset Backed Securities, when duly executed and authenticated by the Indenture Trustee or the Owner Trustee, as the case may be, in accordance with the terms of the applicable Indenture or Trust Agreement, and issued and delivered against payment thereof, will be legally issued, fully paid and nonassessable.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                        Very truly yours,

                                        /s/ Hurley D. Smith